CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 1, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Dycom Industries, Inc.’s Annual Report on Form 10-K for the year ended July 29, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
September 1, 2017